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                                                                    EXHIBIT 23.1



                       Report of Independent Accountants




Our report on the consolidated financial statements of Russ Berrie and Company, Inc. is included on page 18 of this Form 10-K. In connection with our audits of such financial statements, we have also audited the related financial statement schedules listed in the index on page 34 of this Annual Report on Form 10-K.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.



                                            COOPERS & LYBRAND




Parsippany, New Jersey
February 7, 1994